UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2014

Sierra Income Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

375 Park Avenue, 33rd Floor

New York, NY 10152

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 759-0777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment and Additional Commitment to the Revolving Credit Facility

On August 21, 2014 (the “Closing Date”), Sierra Income Corporation (the “Company”) entered into Amendment No. 2 to its existing Senior Secured Revolving Credit Agreement (the “Amendment”), with the lenders (the “Lenders”) party thereto and ING Capital LLC, as administrative agent (the “Administrative Agent”) and, solely with respect to Section 2.8 of the Amendment, SIC RT1 LLC, as subsidiary guarantor (the “Subsidiary Guarantor). The Amendment amends certain provisions of the Company’s Senior Secured Revolving Credit Agreement (as amended, the “Revolving Credit Facility”).

The Revolving Credit Facility was amended to, among other things, increase the maximum amount of the accordion feature which permits subsequent increases in commitments under the Revolving Facility to $250 million.

Concurrently with the effectiveness of the Amendment, the Company closed an additional $30 million commitment under its Revolving Credit Facility. As of August 21, 2014, total commitments under the Revolving Credit Facility is $125 million.

Borrowings under the Revolving Credit Facility are subject to, among other things, a minimum borrowing/collateral base and substantially all of the Company’s assets are pledged as collateral under the Revolving Credit Facility. In addition, the Revolving Credit requires the Company to, among other things (i) make representations and warranties regarding the collateral as well the Company’s business and operations, (ii) agree to certain indemnification obligations and (iii) agree to comply with various affirmative and negative covenants. The documentation for the Revolving Credit Facility also includes default provisions such as the failure to make timely payments under the Revolving Credit Facility, the occurrence of a change in control and the failure by the Company to materially perform under the operative agreements governing the Revolving Credit Facility, which, if not complied with, could accelerate repayment under the Revolving Credit Facility, thereby materially and adversely affecting the Company’s liquidity, financial condition and results of operations.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 8.01 Other Events.

On August 22, 2014, the Company issued a press release announcing its entry into the Amendment, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to the Senior Secured Revolving Credit Agreement, dated as of August 21, 2014, by and among the Company as borrower, SIC RT1 LLC, as Subsidiary Guarantor, the Lenders party thereto and ING Capital LLC, as Administrative Agent.

99.1	Press release dated August 22, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2014	SIERRA INCOME CORPORATION

	By:	/s/ Richard T. Allorto
Name: Richard T. Allorto, Jr. Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to the Senior Secured Revolving Credit Agreement, dated as of August 21, 2014, by and among the Company as borrower, SIC RT1 LLC, as Subsidiary Guarantor, the Lenders party thereto and ING Capital LLC, as Administrative Agent.

99.1	Press release dated August 22, 2014.